                                                                    EXHIBIT 11.1

                            PAGEMART WIRELESS, INC.



                                                                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                              --------------------------------------------------
                                                                NUMBER              PERCENT          EQUIVALENT
                                                               OF SHARES          OUTSTANDING          SHARES
                                                              ----------          -----------       ------------
COMMON STOCK
   From Founders' Stock                                        2,300,000            100.00%            2,300,000
   Stock Options Exercised                                       534,001             99.86%              533,263
   Preferred Stock Converted to Common Stock                  15,310,943            100.00%           15,310,943
   1994 Common Stock Offerings                                11,242,857            100.00%           11,242,857
   1995 Common Stock Offerings                                 4,323,874            100.00%            4,323,874
   Impact of Warrants, Options and Shares Issued During
    the Year Preceding the Initial Filing of the Form S-1
    Registration Statement                                       976,649            100.00%              976,649
                                                              ----------                            ------------
                                                              34,688,324                              34,687,586

WEIGHTED AVERAGE SHARES OUTSTANDING
(Primary and Fully Diluted)                                                                           34,687,586

NET LOSS FOR NET LOSS PER SHARE
(Primary and Fully Diluted)                                                                         ($11,618,000)

NET LOSS PER SHARE
(Primary and Fully Diluted)                                                                               ($0.33)
                                                                                                    ============